UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2024

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2024, Plymouth Industrial REIT, Inc. (the “Company”) and Plymouth Industrial OP, LP (the “Operating Partnership”) filed an automatic shelf registration statement on Form S-3 (File No. 333-277383 (the “Universal Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to replace an existing shelf registration statement, which was scheduled to expire on June 24, 2024. In connection with the filing of the Universal Shelf Registration Statement, on February 27, 2024, the Company also filed a new prospectus supplement, dated February 27, 2024, and filed with the SEC on February 27, 2024 (the “ATM Prospectus Supplement”), to the base prospectus, dated February 27, 2024, contained in the Universal Shelf Registration Statement, which relates to the Company’s new ATM Program (as defined below). Substantially concurrent with the Company’s and the Operating Partnership’s entry into the Distribution Agreement (as defined below), the Company has terminated its existing Distribution Agreement, dated as of February 28, 2023, among the Company, the Operating Partnership, and the agents party thereto (as amended, the “2023 Distribution Agreement”), in accordance with the terms of the 2023 Distribution Agreement. As of January 31, 2024, the Company had $149,291,578 unsold shares under its existing “at-the-market” equity offering program.

On February 27, 2024, the Company and the Operating Partnership entered into a Distribution Agreement (the “Distribution Agreement”) with each of KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets, LLC, BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc., Colliers Securities LLC, Citizens JMP Securities, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Barclays Bank PLC, Bank of Montreal, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association (and, in certain cases, their respective affiliates) in their capacity as Sales Agents, as Forward Sellers and/or as Forward Purchasers, in each case as described below, relating to (i) the issuance and sale by the Company to or through the Sales Agents, from time to time, of shares of the Company’s common stock (the “Issuance Shares”), and (ii) the sale by the Forward Sellers, as agents on behalf of the Forward Purchasers, of shares of the Company’s common stock (the “Forward Shares” and, together with the Issuance Shares, the “Securities”), with the Securities to be sold under the Distribution Agreement not to exceed an aggregate gross sales price of $200 million (the “ATM Program”). We refer to these entities, when acting in their capacity as sales agents for the Company, individually as a “Sales Agent” and collectively as the “Sales Agents,” when acting in their capacity as counterparties to forward sale agreements, individually as a “Forward Purchaser” and collectively as the “Forward Purchasers,” and when acting in their capacity as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as the “Forward Sellers.”

The Company may sell the Securities in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Securities and may at any time suspend solicitation and offers under the Distribution Agreement. Actual sales, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of its funding.

Any Securities sold pursuant to the ATM Program will be issued pursuant to the ATM Prospectus Supplement and the accompanying base prospectus, dated February 27, 2024, forming part of the Universal Shelf Registration Statement.

The sales, if any, of the Issuance Shares will be made through the Sales Agents acting as sales agent for the Company or directly to the Sales Agents acting as principals. The sales, if any, of the Forward Shares will be made through the Forward Sellers, acting as agents for the applicable Forward Purchasers. Sales of the Securities, if any, made pursuant to the Distribution Agreement may be sold in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.

The Distribution Agreement provides that each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Issuance Shares sold through it as Sales Agent. Under the terms of the Distribution Agreement, the Company may also sell Issuance Shares to one or more Sales Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Issuance Shares to any Sales Agent(s) as principal, it will enter into a separate terms agreement with the Sales Agent(s), setting forth the terms of such transaction.

Pursuant to the Distribution Agreement, the Company may enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with each such forward sale agreement, the relevant Forward Purchaser will, at the Company’s request, use commercially reasonable efforts to borrow from third parties and, through the relevant Forward Seller, sell a number of Forward Shares equal to the number of shares of the Company’s common stock underlying such forward sale agreement. The Distribution Agreement also provides that a Forward Seller will be entitled to commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of the Company’s common stock sold by the applicable Forward Seller, which commissions will be in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser.

Although the Company expects to physically settle any forward sale agreement into which it enters (by the delivery of shares of the Company’s common stock) and receive proceeds from the sale of those shares upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement, the Company may elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe shares of the Company’s common stock to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The Company will contribute all of the net proceeds from any sales of Securities to the Operating Partnership in exchange for OP units. The Company current intends for the Operating Partnership to use the net proceeds from any sales of Securities for the acquisition of additional industrial properties consistent with the Company’s investment strategies, working capital, debt repayment (including amounts outstanding from time to time under its credit agreement or term loan agreement) and other general corporate purposes.

Some or all of the Sale Agents, the Forward Sellers, the Forward Purchasers and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and/or other commercial dealings in the ordinary course of business with the Company and/or the Company’s subsidiaries, for which they have received and/or in the future may receive fees and commissions for these transactions or services.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the registration statement in the Distribution Agreement and also agreed to indemnify the Sales Agents, the Forward Sellers, and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Distribution Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Distribution Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the forward sales agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of registered forward confirmation, which is filed as Exhibit B to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 27, 2024, Venable LLP delivered its legality opinion with respect to the Securities that may be issued pursuant to the Distribution Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

1.1	Distribution Agreement, dated February 27, 2024, by and among Plymouth Industrial REIT, Inc., Plymouth Industrial OP, LP and the Sales Agents and the Forward Purchasers named therein.

5.1	Opinion of Venable LLP regarding the legality of the shares offered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive File (the cover page tags are embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: February 27, 2024	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer